Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 13, 2013, relating to the consolidated financial statements of Solazyme, Inc. and subsidiaries, and the effectiveness of Solazyme, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Solazyme, Inc. and subsidiaries for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

San Francisco, California

March 13, 2013